                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                PENNZOIL COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                PENNZOIL COMPANY
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                 (PENNZOIL LOGO)

                                                        NOTICE OF ANNUAL MEETING
                                                                  APRIL 27, 1995
                                                             AND PROXY STATEMENT

TABLE OF CONTENTS

Letter to the Shareholders.................................................................    1
Notice of Annual Meeting...................................................................    2
Proxy Statement............................................................................    3
            I  Election of Directors.......................................................    4
               Nominees....................................................................    4
               Directors with Terms Expiring in 1996 and 1997..............................    5
               Board Organization and Meetings.............................................    6
               Director Remuneration.......................................................    6
               Certain Transactions........................................................    7
               Security Ownership of Directors and Officers................................    7
               Compliance with Section 16(a) of the Exchange Act...........................    7
               Executive Compensation......................................................    8
               Compensation Committee Interlocks and Insider Participation.................   11
               Report of Compensation Committee on Executive Compensation..................   11
               Performance Graph...........................................................   13
           II  Approval of Appointment of Independent Public Accountants...................   14
          III  Amendment and Restatement of the Restated Certificate of Incorporation......   14
           IV  Other Business..............................................................   15
         Additional Information............................................................   15
               Security Ownership of Certain Shareholders..................................   15
               Shareholder Proposals for 1996 Meeting......................................   15
               Advance Notice Required for Shareholder Nominations and Proposals...........   16
         Exhibit A -- Restated Certificate of Incorporation................................  A-1

(PENNZOIL LOGO)
PENNZOIL PLACE - P.O. BOX 2967
HOUSTON, TEXAS 77252-2967
(713) 546-4000


DEAR SHAREHOLDER:                                                 March 22, 1995


     You are cordially invited to attend the annual meeting of shareholders to be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas, on April 27, 1995 at 10:00 a.m. For those of you who cannot be present at this 106th annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, you are requested to sign, date and mail promptly the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                               /s/ JAMES L. PATE
                                               --------------------------------
                                               James L. Pate
                                               Chairman of the Board, President
                                               and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 1995

TO THE SHAREHOLDERS OF
PENNZOIL COMPANY:

     The annual meeting of shareholders of Pennzoil Company will be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas, on Thursday, April 27, 1995 at 10:00 a.m., Houston time, for the following purposes:

     1.  To elect three directors.

     2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 1995.


     3. To consider and take action on a proposed amendment and restatement of the Company's Restated Certificate of Incorporation which would, among other things, amend Article FOURTH to increase the number of authorized shares of Common Stock of the Company from 75 million to 100 million.


     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 7, 1995 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                        By Order of the Board of Directors

                                                  Linda F. Condit

                                                     Corporate Secretary
March 22, 1995
Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967

(PENNZOIL LOGO)
PENNZOIL PLACE - P.O. BOX 2967
HOUSTON, TEXAS 77252-2967
(713) 546-4000

PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 21, 1995. They are furnished in connection with the solicitation by the Board of Directors of Pennzoil Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies at a fee estimated not to exceed $10,000 plus reasonable expenses. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of Arthur Andersen LLP as the Company's independent public accountants, FOR approval of the amendment and restatement of the Company's Restated Certificate of Incorporation, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the meeting and voting in person.

     As of March 7, 1995, the record date for determining shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 46,175,961 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders and to cumulative voting in the election of directors. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. In cumulative voting for directors, each shareholder is entitled to a number of votes equal to the number of shares held multiplied by the number of directors to be elected; the shareholder may cast all such votes for a single director or may cast them for any or all of the nominees in any manner the shareholder chooses. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

     The Annual Report to Shareholders, including financial statements, for the year ended December 31, 1994 has been mailed to all shareholders. The Annual Report is not a part of the proxy solicitation material.

I  ELECTION OF DIRECTORS

     Three directors are to be elected. The names of Messrs. W. J. Bovaird, W.
L. Lyons Brown, Jr. and Ernest H. Cockrell will be placed in nomination, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors is withheld. Each nominee is currently a director of the Company. The term of office for the directors to be elected will be a three-year term expiring on the date of the annual meeting in 1998 (or until their respective successors are duly elected and qualified). However, it is contemplated that Mr. Bovaird will resign from the Board in March 1997 when he reaches 72 years of age.

     The persons named in the proxy may act with discretionary authority in the event of cumulative voting or if any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to render any nominee unavailable or likely to result in the exercise of discretionary authority with respect to cumulative voting. There are no conditions precedent to the exercise of cumulative voting. The proxies being solicited by the Board of Directors do not provide a means whereby express cumulative voting instructions can be given on the proxy. Accordingly, in order to vote cumulatively (other than through discretionary authority given pursuant to management's proxy), a shareholder would need to vote by ballot at the meeting. In accordance with the Company's By-laws, the three directors will be elected by a plurality of the votes cast.

     NOMINEES -- The following summaries set forth information concerning the three nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                          Name, age and business experience
                                          ---------------------------------


[PHOTO]                 W. J. BOVAIRD has been Chairman of the Board of The Bovaird Supply
                        Company, a distributor of oil and gas well supplies, for more than the past five years. Mr. Bovaird has served as a director of the Company since 1972 and is a member of the Finance Committee of the Board. He is 70 years of age and lives in Tulsa, Oklahoma.

[PHOTO]                 W. L. LYONS BROWN, JR. has served as Chairman of the Board of
                        Brown-Forman Corporation, a major diversified producer and marketer of fine quality consumer products, for more than the past five years. He was also Chief Executive Officer of Brown-Forman Corporation from 1975 until 1993. He has served as a director of the Company since 1991 and is a member of the Audit Committee of the Board. Mr. Brown is also a director of Westvaco Corporation. He is 58 years of age and lives in
                        Prospect, Kentucky.

[PHOTO]                 ERNEST H. COCKRELL has been engaged for more than the past five years in oil and gas exploration and production. He has served as a director of the Company since 1978 and is Chairman of the Compensation
                        Committee and a member of the Audit and Executive Committees of the
                        Board. Mr. Cockrell is also a director of Southwest Bank of Texas. He is 49 years of age and lives in Houston.

     DIRECTORS WITH TERMS EXPIRING IN 1996 AND 1997 -- The following summaries set forth information concerning the seven directors of the Company whose present terms of office will continue until 1996 or 1997, including each director's age, position with the Company, if any, and business experience during the past five years.

                                          Name, age and business experience
                                          ---------------------------------
[PHOTO]                 HOWARD H. BAKER, JR. has been a partner with the law firm of Baker,
                        Donelson, Bearman & Caldwell (formerly Baker, Worthington, Crossley,
                        Stansberry & Woolf) since 1988. From 1987 to 1988, he was Chief of
                        Staff to the President of the United States. Mr. Baker also served three terms as a member of the United States Senate and was Senate
                        Majority Leader from 1981 to 1985 and Minority Leader from 1977 to
                        1981. He has served as a director of the Company since 1991 and is a member of the Finance Committee of the Board. Mr. Baker is also a director of Federal Express Corporation, United Technologies
                        Corporation and WMX Technologies, Inc. He is 69 years of age and lives in Huntsville, Tennessee. Mr. Baker's current term as a director of the Company expires in 1997.

[PHOTO]                 HARRY H. CULLEN has been engaged for more than the past five years in oil and gas exploration and production. He has served as a director of the Company since 1992 and is a member of the Compensation and
                        Executive Committees of the Board. Mr. Cullen is also a director of
                        Cullen/Frost Bankers, Inc. He is 59 years of age and lives in Houston.
                        Mr. Cullen's current term as a director of the Company expires in
                        1997.

[PHOTO]                 ALFONSO FANJUL has been Chairman of the Board and Chief Executive
                        Officer of Flo-Sun Incorporated (sugar and real estate) for more than the past five years. He is also Chairman of the Board and Chief
                        Executive Officer of Okeelanta Corporation (sugar) and President and
                        Chief Executive Officer of Central Romana Corporation, Ltd. (sugar, real estate and cattle). Mr. Fanjul has served as a director of the
                        Company since 1984 and is a member of the Compensation Committee of the Board. Mr. Fanjul is also a director and Chairman of the Executive
                        Committee of FAIC Securities, Inc. He is 57 years of age and lives in
                        Palm Beach, Florida. Mr. Fanjul's current term as a director of the
                        Company expires in 1996.

[PHOTO]                 BERDON LAWRENCE has been President of Hollywood Marine, Inc., a Gulf
                        Coast operator of tank barges and tow boats handling petrochemical and petroleum products, for more than the past five years. Mr. Lawrence has served as a director of the Company since 1990 and is a member of the Executive Committee of the Board. He is 52 years of age and lives in Houston. Mr. Lawrence's current term as a director of the Company expires in 1996.

                                          Name, age and business experience
                                          ---------------------------------

[PHOTO]                 JAMES L. PATE was named Chairman of the Board of the Company in May
                        1994. He has been President and Chief Executive Officer of the Company since March 1990. Mr. Pate has served as a director of the Company since 1989, is Chairman of the Executive Committee of the Board and is
                        Chairman of the Finance Committee of the Board. He is 59 years of age and lives in Houston. Mr. Pate's current term as a director of the
                        Company expires in 1997.

[PHOTO]                 BRENT SCOWCROFT is a consultant on national and international security affairs. From 1989 to 1993, he was Assistant to the President of the
                        United States for National Security Affairs. He has served as a director of the Company since 1993 and is a member of the Finance
                        Committee of the Board. Mr. Scowcroft is also a director of Enron
                        Global Power & Pipelines L.L.C., Northrup Grumman Corporation and
                        Qualcomm Incorporated and a member of the board of trustees of the
                        Rand Corporation. He is 70 years of age and lives in Bethesda,
                        Maryland. Mr. Scowcroft's current term as a director of the Company expires in 1996.

[PHOTO]                 CYRIL WAGNER, JR. has been a partner in Wagner & Brown, a firm involved in oil and gas exploration and production, for more than the past five years. He has served as a director of the Company since 1992 and is Chairman of the Audit Committee of the Board. Mr. Wagner is
                        also a director of Texas Commerce Bancshares, Inc. He is 61 years of age and lives in Midland, Texas. Mr. Wagner's current term as a director of the Company expires in 1996.

     BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company. The Audit Committee of the Board recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of the Company's procedures for internal auditing and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and the granting of conditional stock units under the Company's stock option plans and conditional stock award programs. The Board does not have a standing nominating committee or other committee performing a similar function.

     During 1994, the Board of Directors held 9 meetings. During 1994, the Audit Committee met 2 times and the Compensation Committee met 2 times. During 1994, all members of the Board attended at least 75% of the total of all Board meetings and applicable committee meetings.

     DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of the Company, receives a director's fee of $20,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Executive, Finance and Compensation Committees. Each such director also receives an additional fee of $1,000 for each Board, Executive Committee or other committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings. In addition, Mr. Scowcroft received $100,000 in 1994 in remuneration for services as a director consulting on special international projects.

     CERTAIN TRANSACTIONS -- Mr. Baker is a partner in the law firm of Baker, Donelson, Bearman & Caldwell, which represents the Company from time to time in connection with certain matters pursuant to a retainer arrangement.

     SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS -- The following tabulation sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of February 20, 1995 (i) by the Company's nominees for director, continuing directors, chief executive officer and four other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers as a group.

                                                   AMOUNT AND NATURE OF
                                                  BENEFICIAL OWNERSHIP(1)
                                                  ----------------------         PERCENTAGE
                       NAME                       DIRECT          OTHER           OF CLASS
                       ----                       -------         ------         ----------
    David P. Alderson, II......................    32,180             --            *
    Howard H. Baker, Jr........................     1,000             --            *
    W. J. Bovaird..............................     6,535             --            *
    W. L. Lyons Brown, Jr......................     3,500          3,321            *
    Ernest H. Cockrell.........................   151,515         10,000            *
    Harry H. Cullen............................    16,115          3,500            *
    Alfonso Fanjul.............................       200         30,300            *
    Thomas M. Hamilton.........................    27,453             --            *
    Berdon Lawrence............................     5,000             --            *
    Mark A. Malinski...........................    30,443             --            *
    James L. Pate..............................   125,685             --            *
    Brent Scowcroft............................     1,000             --            *
    James W. Shaddix...........................    38,909             --            *
    Cyril Wagner, Jr...........................    18,900             --            *
    All the above and other current executive
      officers as a group (19 persons).........   576,410         47,121             1.4%

- ------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of Common Stock listed under the "Direct" column include those owned by the individuals and members of their immediate families (or held by any of them in family trusts). Securities owned by certain family members are included in the foregoing table even in certain instances where the possession or sharing of voting or dispositive power is not acknowledged. The "Direct" column also includes shares subject to stock options exercisable within 60 days (28,556 for Mr. Alderson, 24,390 for Dr. Hamilton, 26,806 for Mr. Malinski, 104,883 for Mr. Pate, 30,876 for Mr. Shaddix and 315,044 for all the above and other current executive officers as a group). Shares shown under the "Other" column include ownership through corporations or subsidiaries of corporations in which the named individuals are officers or directors, partnerships in which the named individuals are partners or charitable foundations in which the named individuals are officers, directors or trustees.

  * Less than 1%.

     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1994 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

     EXECUTIVE COMPENSATION -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (together with the CEO, the "named officers").

     Summary Compensation Table. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1992, 1993 and 1994.


                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                         ------------------
                                                                               AWARDS
                                                                               AWARDS
                                                                         ------------------
                                           ANNUAL COMPENSATION           ------------------
                                     --------------------------------                SECURITIES
                                                              OTHER                  UNDERLYING   ALL
                                                              ANNUAL     RESTRICTED  OPTIONS/    OTHER
          NAME AND                                           COMPEN-      STOCK       SARS      COMPENSA-
     PRINCIPAL POSITION      YEAR     SALARY      BONUS      SATION(1)   AWARDS(2)   (SHARES)(3) TION(4)
- ----------------------------------   --------    --------    --------    --------    ------     -------
James L. Pate                 1994   $626,500    $204,000    $     --    $133,400        --     $65,000
  Chairman of the Board,      1993    592,500     385,000          --     200,000    55,000      69,700
  President and Chief         1992    552,900     267,500          --     218,700    36,000      72,000
  Executive Officer

David P. Alderson, II         1994   $229,700    $ 61,000    $     --    $ 53,900        --     $21,700
  Group Vice President --     1993    217,300     125,000          --      55,000     9,630      24,500
  Finance and Treasurer       1992    203,300      95,000          --      56,400    10,120      22,300

Thomas M. Hamilton            1994   $345,400    $ 49,700    $     --    $ 81,700        --     $27,400
  Group Vice President --     1993    332,700     125,000          --      75,000    14,670      28,900
  Oil and Gas                 1992    327,100     110,000          --     101,500    15,000       1,700

Mark A. Malinski              1994   $228,800    $ 61,000    $     --    $ 53,900        --     $21,000
  Group Vice President --     1993    217,500     115,000          --      55,000     9,630      23,700
  Accounting and Controller   1992    204,600      98,000          --      56,400    10,120      22,100

James W. Shaddix              1994   $233,900    $ 61,000    $     --    $ 55,000        --     $22,700
  General Counsel             1993    223,500     115,000          --      55,000     9,850      25,200
                              1992    219,200     100,000          --      56,400    10,790      24,600

- ---------------

(1) Excludes perquisites and other benefits because the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named officer.

(2) Amounts shown under Restricted Stock Awards are the aggregate market value on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date under the Company's Conditional Stock Award Programs. Each common stock unit awarded is to be distributed in the form of a share of Common Stock at the end of a five-year period, provided certain conditions as to continued employment are met. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock. The aggregate common stock units held at the end of 1994 and their values were 13,730 units, $605,800 for Mr. Pate; 4,010 units, $177,000 for Mr. Alderson; 4,830 units, $213,100 for Dr. Hamilton; 4,010 units, $177,000 for Mr. Malinski; and 4,030 units, $177,800 for Mr. Shaddix. Such values are calculated by multiplying the closing market price of the Common Stock on December 31, 1994 ($44.125) by the number of common stock units held at such date.

(3) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(4) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 1994 under the Company's Savings and Investment Plan and related supplemental agreements ($59,400 for Mr. Pate, $21,300 for Mr. Alderson, $25,300 for Dr. Hamilton, $20,700 for Mr. Malinski and $22,000 for Mr. Shaddix) and (ii) amounts paid by the Company in 1994 for certain premiums on term life insurance ($5,600 for Mr. Pate, $400 for Mr. Alderson, $2,100 for Dr. Hamilton, $300 for Mr. Malinski and $700 for Mr. Shaddix).

     Option/SAR Grants. No grants of stock options were made to any of the named officers during 1994, because the Company is changing its annual grant schedule from December to late winter/early spring of each year.

     Option Exercises and 1994 Year-End Option/SAR Holdings. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1994 and prior years to the named officers and held by them at December 31, 1994. None of the named officers exercised options or tandem stock appreciation rights in 1994.

                       YEAR-END 1994 OPTION/SAR HOLDINGS

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                             OPTIONS HELD AT                    IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 1994                    DECEMBER 31, 1994(2)
                                    ---------------------------------      ---------------------------------
        NAME                        EXERCISABLE      UNEXERCISABLE(1)      EXERCISABLE      UNEXERCISABLE(1)
                                    -----------      ----------------      -----------      ----------------
James L. Pate.....................    104,883             48,667                $0                 $0
David P. Alderson, II.............     28,556              9,794                $0                 $0
Thomas M. Hamilton................     24,390             14,780                $0                 $0
Mark A. Malinski..................     26,806              9,794                $0                 $0
James W. Shaddix..................     30,876             10,164                $0                 $0

- ---------------

(1) All of these options become immediately exercisable upon a change in control of the Company.

(2) The excess, if any, of the market value of Common Stock at December 31, 1994 ($44.125) over the option exercise price.

     Retirement Plan and Supplemental Agreements. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1993 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with Messrs. Pate, Alderson, Hamilton, Malinski and Shaddix to supplement their benefits under the tax-qualified retirement plan in the event and to the extent the aforesaid limitations on annual benefits mandated by ERISA reduce the retirement benefits that otherwise would be payable under such plan. The Company also has a deferred compensation agreement with Mr. Pate designed to bring his total annual retirement benefits from all sources (including social security and benefits from prior employers) to 57% of his annual salary rate at retirement. This percentage is comparable to the proportion that retirement benefits provided by the Company's regular retirement plan (and social security) for the majority of the Company's employees bear to remuneration at the time of retirement. In addition, the deferred compensation agreement provides for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Based on salaries as of December 31, 1994, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $359,100 for Mr. Pate, $124,100 for Mr. Alderson, $88,400 for Dr. Hamilton, $142,000 for Mr. Malinski and $118,600 for Mr. Shaddix.

     Employment Contracts and Termination of Employment and Change-in-Control Arrangements. Dr. Hamilton became Group Vice President -- Oil and Gas of the Company in December 1991. In order to secure the services of Dr. Hamilton as an executive officer of the Company, the Company and Dr. Hamilton entered into as of December 11, 1991 an employment agreement having a term of five years. Under the terms of the agreement, Dr. Hamilton is entitled to salary compensation of not less than $315,000 per annum and participation in the Company's stock option plans and conditional stock award program and participation or eligibility for participation in all other benefit plans, programs or practices generally applicable to salaried employees and to those special benefit programs, plans and practices applicable to executive officers, in each case at benefit levels consistent with those of similarly situated employees. In addition, Dr. Hamilton's employment agreement provides for his participation in a performance incentive plan for executives in the Company's oil and gas subsidiaries.

     The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. The Board of Directors and the Compensation Committee must act to designate participants in the Plan and benefits are payable only in the event there occurs each of (i) a change in control of the Company, (ii) a designation by the Board of Directors and the Compensation Committee that the employee is likely to be adversely affected by the change in control and (iii) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. Participants in the plan include Mr. Alderson, Dr. Hamilton, Mr. Malinski and Mr. Shaddix. Such severance benefits generally include a payment of up to the present value of three times a participant's annual salary.

     The Company also has agreements with Messrs. Pate, Alderson, Hamilton, Malinski and Shaddix that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons will receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan but for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance and, in certain instances, medical expense coverage for one year, (c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreements referred to above under "-- Retirement Plan and Supplemental Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies, (d) in certain instances, for cash payments in settlement of long-term medical benefits otherwise payable and (e) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Deferred compensation agreements and certain supplemental benefit agreements under which payments are currently being made have been supplemented by the Company to provide, upon a change in control of the Company, for the cash-out of retirement, spouse and medical benefits. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing for payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 1994) $2,816,700 for Mr. Pate, $797,500 for Mr. Alderson, $1,166,400 for Dr. Hamilton, $794,600 for Mr. Malinski and $809,400 for Mr. Shaddix. In addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of $1,763,900 for Mr. Pate, $113,600 for Mr. Alderson, $49,800 for Dr. Hamilton, $97,300 for Mr. Malinski and $138,400 for Mr. Shaddix.

     Other Matters. In 1977, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company will hold employees harmless from any tax (including penalty and interest) sought to be imposed on a basis in excess of the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- The members of the Compensation Committee of the Board are Messrs. Cockrell, Cullen and Fanjul, all of whom are nonemployee directors.

     REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION --

     Compensation Philosophy. The primary objective of the Company's executive compensation program is to assist the Company in attracting, motivating and retaining the executive talent the Company needs in order to maximize its return to shareholders by providing competitive compensation levels. Within this framework, the Company's executive compensation program also provides incentive compensation plans, under which individual compensation may vary based on corporate, business unit (for business unit positions) and individual performance.

     Total compensation for the Company's executives includes base salary, annual incentives, long-term incentives and executive benefits. The Compensation Committee's philosophy in structuring a competitive executive compensation program is to place more emphasis on variable incentive pay and less emphasis on base salary. The Compensation Committee focuses more on performance-based incentive pay because the Compensation Committee's key compensation program objective is to link compensation to the maximization of long-term returns to shareholders.

     The Compensation Committee determines competitive levels of compensation for executive positions based on information drawn from compensation surveys for energy and general industry companies with revenues comparable to the Company's revenues, from proxy statements for comparable organizations (i.e., companies included in the Standard & Poor's Oil-Integrated Domestic Index, which is used for comparison of shareholder return under "Performance Graph" below) and from compensation consultants.

     Base Salary Program. The Company's base salary program is based on a philosophy of providing salaries that are competitive with the market median for companies of comparable size (as measured by revenues). In aggregate, the Company's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on individual performance and general levels of market salary increases. Salary increases are granted within a pay-for-performance framework, which is assessed using a qualitative, rather than a quantitative, performance assessment for each individual; no specific performance formula or weighting of factors is used in determining base salary levels. However, the Compensation Committee considers progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. Employment contracts are not a factor in determining base salary amounts. Mr. Pate's salary in 1994 was increased from $600,000 to $630,000. This increase was based primarily on median market salaries for comparable companies and on the individual performance indicators described above, assessed in a non-formulaic fashion.

     Annual Incentive Plan. The Company's annual incentive plan is intended to assist the Company in further rewarding and motivating key employees. The annual incentive plan focuses on performance and provides competitive cash compensation opportunities to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year.

     Under the Company's annual incentive plan, each plan participant is provided a range of potential annual incentive awards. These incentive award ranges are targeted above the market median (i.e., the market 55th percentile). The standards of performance used in the annual incentive plan are also targeted above the market median of comparable companies.

     For 1994, the annual incentive plan objectives were weighted 100% of the total plan for corporate executives and 70% of the total plan for business unit executives. The measures used for assessing corporate performance included an earnings before interest, taxes, depreciation and amortization ("EBITDA") to revenue ratio against plan and return on average beginning and ending equity relative to the Company's industry peer group included in the Standard & Poor's Oil-Integrated Domestic Index. In addition, the Compensation Committee also assessed the performance of the Company's various business units in determining the size of annual incentives, which was weighted 30% of the total plan for business unit executives. The business unit measures varied somewhat by unit, but included an EBITDA to revenue ratio, return on assets, return on capital, market share, revenue growth, environmental and safety performance, total oil and gas reserve values and finding and development cost management.

     Individual awards were paid based 50% on the formula performance measures cited above and 50% on a subjective review of each participant's performance. However, total aggregate awards were limited based on Company and business unit performance. The specific objectives and standards used in the plan are reviewed annually by the Compensation Committee in order to ensure consistency with the Company's business strategy and prevailing market conditions. For 1994, aggregate annual incentive awards were below target since the Company and each business unit performed below target. Amounts awarded under the Annual Incentive Plan for 1994 are reported in the "Bonus" column of the Summary Compensation Table on page 8.

     Mr. Pate's annual incentive compensation for 1994 was $204,000. This award was below targeted levels, since the Company performed below targeted levels on the performance measures outlined above. The size of Mr. Pate's annual incentive compensation also reflects, however, the progress made by the Company in implementing strategic initiatives and projects and the successful resolution of a tax dispute with the Internal Revenue Service. These factors were assessed using a subjective review of Mr. Pate's performance.

     Long-Term Incentive Programs. The Company's long-term incentive programs are primarily stock-based in nature (with the exception of the oil and gas performance incentive plan discussed below). Stock-based long-term compensation is designed to provide benefits that correlate with the Company's stock price, thereby directly aligning compensation incentives with shareholder value. The stock-based plans consist of stock option plans and a conditional stock award program.

     No grants of stock options were made to the CEO or the other named officers in 1994, because the Company is changing its annual grant schedule from December to late winter/early spring of each year.

     The Company's conditional stock award program provides for grants of common stock units which result in the distribution to participants of one share of Common Stock per unit at the end of a five-year vesting period. Dividend equivalents are paid on a current basis during the five-year period. Conditional stock units were granted in January 1994 to the Company's executive officers generally in proportion to their base salaries. Mr. Pate's January 1994 conditional stock grant was 2,500 units.

     Oil and Gas Performance Incentive Plan. In connection with the recruitment in 1991 of a new senior management team for the Company's international oil and gas exploration and development efforts, the Company established a performance incentive plan intended to provide incentives and corresponding rewards to the members of the oil and gas management team (which includes Dr. Hamilton) for improvements beginning in December 1991 in cash flow and asset values of the Company's oil and gas segment over the five-year term of the plan. Upon the expiration of the plan (or an earlier sale or spin-off of oil and gas assets or a change in control of the Company), interests in the performance incentive plan will be cashed out by reference to a formula applicable to oil and gas operations that equally weights improvements in cash flow and improvements in a measured oil and gas reserve value, adjusted for increases in receivables/payables balances and debt. Payouts will be based on a multiplier, resulting in an aggregate payout of $5 million for each 100% improvement in cash flow and/or for each 100% improvement in reserve value, with the aggregate payout limited to $20 million. Benefits are payable in cash, although the parties may agree to substitute Common Stock for cash. No compensation under this plan was accrued or paid in 1994, and accordingly no compensation under this plan for 1994 is reported in the accompanying tables.

     Other Plans and Benefits. The Company's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverages), or are independent of salary levels (such as medical coverages). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code and the U.S. Treasury regulations relating thereto restrict publicly traded companies from claiming or receiving a tax deduction on compensation paid to an executive officer in excess of $1 million, unless such compensation is performance based. As such, many companies with executive pay levels exceeding the $1 million limit are considering revising or amending current compensation programs to qualify the payments thereunder for deductibility. The Compensation Committee has taken no action with respect to the Company's executive compensation plans that were in effect at the time of the adoption of Section 162(m) in 1993. The Compensation Committee will consider structuring future executive compensation and performance plans so that awards thereunder will qualify as performance-based compensation under the applicable Treasury regulations.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                          Ernest H. Cockrell, Chairman
                                          Harry H. Cullen
February 13, 1995                         Alfonso Fanjul

     PERFORMANCE GRAPH -- The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil-Integrated Domestic Index for the last five years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1989 and that all dividends were reinvested on a quarterly basis.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                                  S&P OIL-
      MEASUREMENT PERIOD           PENNZOIL                      INTEGRATED
    (FISCAL YEAR COVERED)        COMMON STOCK       S&P 500       DOMESTIC
1989                                 $100            $100           $100
1990                                   78              97             95
1991                                   69             126             89
1992                                   65             136             91
1993                                   73             149             96
1994                                   65             151            103

II  APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1995. This firm has acted as independent public accountants for the Company for many years.

     Members of Arthur Andersen LLP will attend the annual meeting and will be available to respond to questions which may be asked by shareholders. Such members will also have an opportunity to make a statement at the meeting if they desire to do so.

     The Board of Directors recommends that shareholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this issue.

III  AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION


     The Board of Directors recommends the amendment and restatement of the Company's current Restated Certificate of Incorporation, as amended to date, so that it shall read as set forth in Exhibit A to this Proxy Statement. Set forth below is a brief explanation of the proposed amendments, which explanation does not include certain minor conforming or formatting changes that are not material. The following summary is qualified in its entirety by reference to the provisions of the Proposed Restated Certificate of Incorporation set forth in Exhibit A hereto.



     The amendment and restatement would integrate the various documents comprising the Restated Certificate of Incorporation, as amended over a period of 20 years, thereby simplifying the contents of the Restated Certificate of Incorporation and eliminating obsolete and unnecessary provisions, including with respect to a series of Preference Common Stock of the Company that has not been outstanding since 1978.



     The proposed Restated Certificate of Incorporation also includes an amendment to increase the total number of authorized shares of Common Stock from 75 million shares to 100 million shares. As of March 7, 1995, the record date for determining shareholders entitled to vote at the meeting, the Company had 46,175,961 shares of Common Stock outstanding and 3,624,187 shares of Common Stock reserved for issuance under the Company's existing employee benefit plans.



     The purpose of the increased number of authorized shares of Common Stock is to give the Company greater flexibility in its financial affairs, by making additional shares available for issuance by the Board of Directors from time to time for any proper corporate purpose, including for acquisitions, employee benefits plans or other transactions as the Board of Directors may approve, without any action required by the Company's shareholders (except as may be required by law or stock exchange rules). The additional shares of Common Stock will be identical to the shares of Common Stock of the Company now authorized, and the increase in authorized shares of Common Stock will not change current shareholders' equity interest in the Company. Holders of Common Stock do not and will not have preemptive rights to acquire additional securities which may be issued by the Company, including the additional authorized shares of Common Stock.


     The Company has no current plans, understandings or agreements for the issuance or use of the additional authorized shares of Common Stock.

     In accordance with Delaware law, the proposed amendment and restatement requires for approval the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the same effect as votes cast against approval of the amendment and restatement. Upon approval, the proposed Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware.

     The persons named in the accompanying form of proxy will, unless shareholders specify otherwise, vote such proxies for approval of the amendment and restatement.

IV  OTHER BUSINESS

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

     SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS -- The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.

        TITLE OF                     NAME AND ADDRESS OF           NUMBER OF     PERCENTAGE
         CLASS                        BENEFICIAL OWNER              SHARES        OF CLASS
        -------                      -------------------           --------      ----------
Common Stock                State Farm Mutual
                             Automobile Insurance Company          4,171,692         9.0%
                              One State Farm Plaza
                              Bloomington, Illinois 61710

Common Stock                Wellington Management Company          4,339,000         9.4%
                              75 State Street
                              Boston, Massachusetts 02109

     The information in the foregoing table regarding State Farm Mutual Automobile Insurance Company ("State Farm") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1994. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting and dispositive power for 4,171,692 shares of Common Stock by State Farm and related entities.

     The information in the foregoing table regarding Wellington Management Company ("WMC") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1994. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates shared voting power for 18,800 shares of Common Stock and shared dispositive power for 4,339,000 shares of Common Stock. The filing by WMC, an investment advisor, indicates that shares of Common Stock reported as beneficially owned by WMC are owned by investment counselling clients of WMC. One of such clients of WMC, Vanguard/Windsor Funds, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, has also made a filing with the SEC reflecting ownership of Common Stock as of December 31, 1994, reporting sole voting and shared dispositive power for 3,506,100 shares of Common Stock included in the total amount reported in the foregoing table for WMC.


     SHAREHOLDER PROPOSALS FOR 1996 MEETING -- In order to be included in the Company's proxy material for its 1996 annual meeting of shareholders, eligible proposals of shareholders intended to be presented at the annual meeting must be received by the Company on or before November 22, 1995 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).

     ADVANCE NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND PROPOSALS -- The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require that 60 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth for each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person and
(d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected. The shareholder giving the notice must also include the name and address, as they appear on the Company's books, of such shareholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such shareholder.

     In the case of other proposals by shareholders at an annual meeting, the By-laws require that 60 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the shareholder on the date of such notice and (d) any financial interest of the shareholder in such proposal. A copy of the By-laws of the Company setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                                        By Order of the Board of Directors

                                                     James L. Pate
                                                        Chairman

March 22, 1995

                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                PENNZOIL COMPANY

     FIRST: The name of the corporation is Pennzoil Company.

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 137,610,644, divided into classes as follows:

          9,747,720 shares shall be Preferred Stock, $1.00 par value ("Preferred Stock");

          27,862,924 shares shall be Preference Common Stock, $0.83 1/3 par value ("Preference Common Stock"); and

          100,000,000 shares shall be Common Stock, $0.83 1/3 par value ("Common Stock").

     Shares of any class of stock of the corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock, Preference Common Stock and Common Stock.

                          SECTION I.  PREFERRED STOCK


     Shares of Preferred Stock shall be issuable in one or more series with such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange and other rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein, and, to the extent not stated and expressed herein, as shall be fixed by the Board of Directors pursuant to the authority to do so, which is hereby expressly vested in it, and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of the Preferred Stock of such series.


                      SECTION II.  PREFERENCE COMMON STOCK


     Shares of Preference Common Stock shall be issuable in one or more series with such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange and other rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein, and, to the extent not stated and expressed herein, as shall be fixed by the Board of Directors pursuant to the authority to do so, which is hereby expressly vested in it, and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issuance of the Preference Common Stock of such series.


     Subject to the prior rights of the holders of Preferred Stock as may be set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of Preference Common Stock, in preference to the holders of Common Stock, shall be entitled to receive if, as and when declared by the Board of Directors, out of the assets of the corporation which are by law available for the payment of dividends, dividends at but not exceeding the rate set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preference Common Stock.


     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution may be made to the holders of Common Stock, the holders of Preference Common Stock (subject to the prior rights of holders of Preferred Stock as may be set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock) shall be entitled to be paid an amount equal to the accrued and unpaid dividends thereon to the date of payment thereof. After payment or provision for payment of the debts and other liabilities of the corporation and any accrued and unpaid dividends due the holders of Preference Common Stock (subject to the prior rights of holders of Preferred Stock as may be set forth in a resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock), the holders of Preference Common Stock and Common Stock shall be entitled to share ratably in the remaining assets of the corporation. Neither the merger or consolidation of the corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph, but the sale, lease or conveyance of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph.



     In addition to any other voting powers of the holders of Preference Common Stock as may be provided by law, (i) without the affirmative vote of the holders of at least a majority of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not merge or consolidate with or into any other corporation or sell or otherwise dispose of all or substantially all of its assets (provided, however, that no such vote shall be required in connection with a merger into the corporation of a subsidiary at least 90% of the outstanding shares of each class of stock of which is owned by the corporation), (ii) without the affirmative vote of the holders of at least two-thirds of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not voluntarily liquidate, dissolve or wind up the affairs of the corporation, (iii) without the affirmative vote of the holders of at least two-thirds of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not amend, alter or repeal any of the rights, preferences or powers of the holders of Preference Common Stock so as to affect adversely any such rights, preferences or powers (provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or powers of one or more, but not all, series of Preference Common Stock at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized number of shares of Preference Common Stock or to create or authorize, or increase or decrease the amount of, any class of stock ranking prior to or on a parity with the outstanding shares of Preference Common Stock as to dividends shall not be deemed to affect adversely the rights, preferences or powers of the holders of Preference Common Stock or any series thereof) and (iv) without the affirmative vote of the holders of at least two-thirds of the total number of shares of Preference Common Stock at the time outstanding, the corporation shall not create or authorize any shares of any class of stock ranking prior to the Preference Common Stock as to dividends or assets or issue any shares of any such prior ranking stock (other than Preferred Stock) more than 12 months after the date as of which the corporation was empowered to create or authorize such prior ranking stock.


                           SECTION III.  COMMON STOCK

     After the requirements with respect to any preferential dividends upon the Preferred Stock and Preference Common Stock have been met, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

              SECTION IV.  PROVISIONS APPLICABLE TO CAPITAL STOCK

     1. Voting Rights. Each share of Common Stock and each share of Preference Common Stock shall entitle the holder thereof to one vote for each share held and, except as otherwise provided herein or by law, the Common Stock and the Preference Common Stock (and any other stock of the corporation at the time entitled to vote) shall vote together as one class. At all elections of directors, each holder of record of shares of Common Stock and/or Preference Common Stock shall be entitled to as many votes as shall equal the number of such shares of Common Stock and/or Preference Common Stock so held multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director, or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see fit.

     2. Regarding Pre-emptive Rights. No stockholder of the corporation shall by reason of his holding shares of any class of stock have any pre-emptive or preferential right to subscribe for, purchase or otherwise acquire or receive any shares of any class of stock issued by the corporation, whether now or hereafter authorized, or any shares of any class of stock of the corporation now or hereafter acquired by the corporation as treasury stock and subsequently reissued or sold or otherwise disposed of, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, whether now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of stock of the corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH: 1. All corporate powers shall be exercised by the Board of Directors except as otherwise provided by law or by the Certificate of Incorporation.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) Except as may be otherwise provided in the By-laws, to make, alter, amend and repeal the By-laws of the corporation, subject always to the power of the stockholders to change such action.

          (b) To fix in or pursuant to the By-laws from time to time the number of Directors of the corporation, none of whom need be stockholders.

          (c) To fix, determine and vary from time to time the amount to be maintained as surplus of the corporation and the amount or amounts to be set apart as working capital of the corporation.

          (d) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          (e) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.


          (f) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the corporation, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.



     2. The number of Directors which shall constitute the whole Board of Directors of the corporation shall be not less than 3 nor more than 18 as specified from time to time in the By-laws of the corporation, except in the case of an increase in the number of directors by reason of any default provisions adopted pursuant to Article FOURTH. The Board of Directors shall be divided into three classes, Class I, Class II and Class
III. Such classes shall be as nearly equal in number of directors as possible. Each Director shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.


     At each annual election, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of Directors among the classes.

     Notwithstanding the provision that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the provision that the three classes shall be as nearly in number of Directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation.

     3. No Director of the corporation shall be removed from his office as a Director by vote or other action of stockholders or otherwise except for cause.

     4. Except as provided in or pursuant to Article FOURTH hereof, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     5. No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that one or more of the Directors of the corporation are interested in, or is a director or directors or officer or officers of such other corporation, and no contract or other transaction between the corporation and any other person or firm shall be affected or invalidated by the fact that one or more of the Directors of the corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in each such case the nature and extent of the interest of such Director or Directors in such contract or other transaction and/or the fact that such Director or Directors is or are a director or directors or officer or officers of such other corporation is known to the Board of Directors or is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.

     SIXTH: 1. Except as set forth in Paragraph 4 of this Article SIXTH, the affirmative vote or consent of the holders of 80% of all stock of this corporation entitled to vote in elections of directors (excluding stock entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing), considered for the purposes of this Article SIXTH as one class and hereinafter in this Article SIXTH embraced in the term "voting stock", shall be required:

          (i) for a merger or consolidation of the corporation with or into any other corporation, or

          (ii) for any sale or lease of all or any substantial part of the assets of the corporation to any other corporation, person or other entity, or

          (iii) any sale or lease to the corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $5,000,000) in exchange for voting stock (or securities convertible into or exchangeable for voting stock or options, warrants or rights to purchase voting stock or securities convertible into voting stock) of the corporation or any subsidiary of the corporation by any other corporation, person or entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, or as of the time the Board of Directors shall have approved a memorandum of understanding, or the corporation shall have entered into any agreement, with respect to any such transaction for which the vote or consent of the holders of no class or series of stock of the corporation is otherwise required by law, the Certificate of Incorporation or any other contract or agreement, such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of any class or series of voting stock of the corporation. There shall also be required for any such transaction for which such affirmative vote or consent shall be required by this Paragraph 1 the affirmative vote or consent of the holders of a majority of all voting stock of this corporation, exclusive of all voting stock of this corporation of which such other corporation, person or entity which is party to such transaction is, directly or indirectly, the beneficial owner. Each such affirmative vote or consent shall be in addition to the vote or consent of the holders of any class or series of stock of the corporation otherwise required by law or the Certificate of Incorporation or the resolution or resolutions providing for the issuance of such class or series which have been adopted by the Board of Directors or any agreement between the corporation and any national securities exchange.

     2. For purposes of this Article SIXTH any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the corporation:

          (i) which it owns directly, whether or not of record, or

          (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or

          (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 1, 1975, or

          (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation.

          For the purposes of this Article SIXTH, the outstanding shares of any class or series of stock of the corporation shall include shares deemed owned through the application of clauses (2)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise. As used in this Article SIXTH, the term "subsidiary" shall mean a corporation a majority of the voting power of the capital stock (that is, voting power entitled to be exercised in the election of directors, but excluding voting power entitled so to be exercised only upon the happening of some contingency unless such contingency shall have occurred and is continuing) of which shall be owned by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

     3. The Board of Directors shall have the power and duty to determine for the purposes of this Article SIXTH on the basis of information known to this corporation whether

          (i) such other corporation, person or other entity beneficially owns 5% or more of the outstanding shares of any class or series of voting stock of the corporation,

          (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined in Paragraph 2 above) of another,

          (iii) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000, and

          (iv) the memorandum of understanding referred to in Paragraph 4 below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article SIXTH.

     4. The provisions of Paragraph 1 of this Article SIXTH shall not apply to:

          (i) any merger or consolidation of this corporation with any corporation, or any sale or lease to this corporation or any subsidiary thereof of any assets of, or any sale or lease by this corporation or any subsidiary thereof of any of its assets to, any corporation, person or entity, if the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation, person or entity with respect to such transaction prior to the time that such other corporation, person or entity shall have become a beneficial owner of 5% or more of the outstanding shares of any class or series of voting stock of the corporation; or

          (ii) any merger or consolidation of this corporation with, or any sale or lease to this corporation or any subsidiary thereof of any assets of, or any sale or lease by this corporation or any subsidiary thereof of any of its assets to, any corporation 40% or more of the outstanding voting stock of which is beneficially owned, directly or indirectly, by this corporation.

     5. The corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or the By-laws, from time to time to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the Directors or stockholders of the corporation by the Certificate of Incorporation or any amendment thereof are subject to such right of the corporation.

     6. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-laws), there shall be required to amend, alter, change or repeal, directly or indirectly, this Article SIXTH the affirmative vote or consent of (i) the holders of 80% of all voting stock of the corporation (considered for this purpose as one class) and (ii) the holders of a majority of all voting stock of the corporation (considered for this purpose as one class), exclusive of all voting stock of the corporation beneficially owned, directly or indirectly, by any corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon or consent thereto, the beneficial owner of 5% or more of the outstanding shares of any class or series of voting stock of the corporation.

     SEVENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

     EIGHTH: No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after April 30, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of such director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which such director derived an improper personal benefit. Any repeal or modification of this Article EIGHTH by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                                             [No change in text]


                           CERTIFICATE OF DESIGNATION

                                       OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                PENNZOIL COMPANY

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     PENNZOIL COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on October 28, 1994 adopted the following resolution creating a series of 750,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.83 1/3 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after October 28, 1994 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

     (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. At all elections of directors at which the Series A Junior Participating Preferred Stock shall vote together with the Common Stock (and any other capital stock of the Corporation at the time entitled thereto), each share of Series A Participating Preferred Stock shall entitle the holder thereof to as many votes as shall equal the Adjustment Number multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director, or may distribute them among the number to be voted for, or for any two or more of them, as such holder may see fit.

     (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Preference Common Stock, par value $0.83 1/3 per share, of the Corporation ("Preference Common Stock") and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the time of election of such Directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors.

     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

     (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) In any default period and after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock and Preference Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of (1) Series A Junior Participating Preferred Stock and (2) Common Stock and Preference Common Stock, respectively,

(a) holders of Series A Junior Participating Preferred Stock and (b) holders of shares of Common Stock and Preference Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to (x) the Series A Junior Participating Preferred Stock and (y) the Common Stock and Preference Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock and Preference Common Stock.

     (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     8. Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (i) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or (ii) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

     (B) In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

     (C) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (D) The shares of Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock and Preference Common Stock as to such matters.

     10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

(PENNZOIL LOGO)

PENNZOIL PLACE - P.O. BOX 2967
HOUSTON, TEXAS 77252-2967
(713) 546-4000

UNLESS A CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR ALL THE DIRECTORS LISTED BELOW AND FOR ALL OTHER ITEMS.

SIGN BELOW

P

R

O

X

Y


Signature ___________________________________ Date ______________________, 1995

(If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)

                               PENNZOIL COMPANY
       PROXY SOLICITEDN BEHALF OF BOARD OF DIRECTORS, ANNUAL MEETING OF
               SHAREHOLDERS TO BE HELD THURSDAY, APRIL 27, 1995

P The undersigned hereby appoints David P. Alderson, II, Linda F. Condit and Mark A. Malinski, jointly and severally, proxies with full power of
R substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth
O below, all shares of Common Stock which the undersigned is entitled to vote at the 1995 annual meeting of shareholders of Pennzoil Company, or
X any adjournments thereof. In their discretion, the proxies may vote cumulatively for the election of directors (other than any for whom
Y authority to vote is withheld below) and upon such other business as may properly come before the meeting.

       1. ELECTION OF DIRECTORS: Nominees are: W. J. Bovaird, W. L. Lyons Brown, Jr. and Ernest H. Cockrell. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)


          / / FOR all nominees listed               / / WITHHOLD AUTHORITY
              above, except as marked                   to vote for allnominees
              to the contrary above                     listed above

       2. TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the Company.
          / / FOR       / / AGAINST       / / ABSTAIN

       3. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION of the Company.
          / / FOR       / / AGAINST       / / ABSTAIN